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                                                              EXHIBIT 99.(A)(29)

                          OFFER TO PURCHASE FOR CASH
             UP TO AN AGGREGATE OF 973,174 SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                      OF
                              CIRCON CORPORATION
                                      AT
                             $14.50 NET PER SHARE
                                      BY
                             USS ACQUISITION CORP.

                         A WHOLLY OWNED SUBSIDIARY OF
                      UNITED STATES SURGICAL CORPORATION

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  THE OFFER, WITHDRAWAL RIGHTS AND THE PRORATION PERIOD WILL EXPIRE AT 12:00
                                   MIDNIGHT,

                 NEW YORK CITY TIME, ON MONDAY, JULY 14, 1997,
                         UNLESS THE OFFER IS EXTENDED.

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                                                                  June 16, 1997

To Our Clients:

  Enclosed for your consideration is the Second Supplement dated June 16, 1997 (the "Second Supplement") to the Offer to Purchase, dated August 2, 1996 (the "Offer to Purchase"), as supplemented by the Supplement dated December 18, 1996 (the "First Supplement"), and the revised Letter of Transmittal (which, as amended from time to time, collectively constitute the "Offer") in connection with the Offer by USS Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of United States Surgical Corporation, a Delaware corporation ("Parent"), to purchase up to an aggregate of 973,174 shares of common stock, par value $0.01 per share (the "Shares") of Circon Corporation, a Delaware corporation (the "Company") including the associated preferred share purchase rights (the "Rights") issued pursuant to the Preferred Shares Rights Agreement, dated as of August 14, 1996, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), at a price of $14.50 per Share (and Right), net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer.

  Unless the Rights are redeemed prior to the Expiration Date (as defined in the Second Supplement), holders of Shares will be required to tender one Right for each Share tendered in order to effect a valid tender of such Share. If Right Certificates (as defined in the First Supplement) have been distributed to holders of Shares prior to the date of tender pursuant to the Offer, Right Certificates representing a number of Rights equal to the number of Shares being tendered must be delivered to the Depositary in order for such Shares to be validly tendered. If Right Certificates have not been distributed prior to the time Shares are tendered pursuant to the Offer, a tender of Shares without Rights constitutes an agreement by the tendering stockholder to deliver Right Certificates representing a number of Rights equal to the number of Shares tendered pursuant to the Offer to the Depositary within three Nasdaq National Market trading days after the date Right Certificates are distributed. The Purchaser reserves the right to require that the Depositary receive such Right Certificates prior to
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accepting Shares for payment. Payment for Shares tendered and purchased pursuant to the Offer will be made only after timely receipt by the Depositary of, among other things, Right Certificates, if such certificates have been distributed to holders of Shares. The Purchaser will not pay any additional consideration for the Rights tendered pursuant to the Offer. Unless the context requires otherwise, all references to Shares herein shall include the Rights, and all references to the Rights shall include all benefits that may inure to shareholders of the Company or to the holders of the Rights pursuant to the Rights Agreement.

  Holders whose certificates for Shares and, if applicable, Right Certificates, are not immediately available (including, if Right Certificates have not yet been distributed) or who cannot deliver confirmation of the book-entry transfer of their Shares and, if applicable, Rights into the Depositary's account at a Book-Entry Transfer Facility ("Book-Entry Confirmation") and all other documents required hereby to the Depositary on or prior to the Expiration Date must tender their Shares and, if applicable, Rights according to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase, as supplemented by the First Supplement and the Second Supplement. See Instruction 2 of the revised Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility does not constitute delivery to the Depositary.

  THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE REVISED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  ALL SHARES PREVIOUSLY TENDERED ARE BEING RETURNED TO THE TENDERING SHAREHOLDERS. ACCORDINGLY, ANY PREVIOUSLY TENDERING SHAREHOLDER DESIRING TO TENDER ALL OR ANY PORTION OF SUCH SHAREHOLDER'S SHARES AND RIGHTS MUST RETENDER SUCH SHARES.

  We request instructions as to whether you wish to have us tender or retender on your behalf any or all of the Shares and Rights held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

  Your attention is invited to the following:

    1. The tender price has been decreased to $14.50 per Share, including the associated Right, net to the seller in cash, without interest thereon and the Offer is no longer subject to the Minimum Condition, the Business Combination Condition or the Rights Condition (each as defined in the First Supplement).

    2. The Offer, withdrawal rights and the proration period will expire at 12:00 Midnight, New York City time, on Monday, July 14, 1997, unless the Offer is extended.

    3. The Offer is being made for up to an aggregate of 973,174 shares.

    4. If more than 973,174 Shares are validly tendered prior to the Expiration Date and not properly withdrawn, the Purchaser will, upon the terms and subject to the conditions of the Offer, accept for payment and pay for only 973,174 Shares, on a pro rata basis, with adjustments to avoid purchases of fractional Shares, based upon the number of Shares validly tendered prior to the Expiration Date and not properly withdrawn.

    5. The Offer is not conditioned on the receipt of financing.

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    6. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the revised Letter of Transmittal, stock transfer taxes on the purchase of Shares and/or Rights by Purchaser pursuant to the Offer.

  The Offer is made solely by the Offer to Purchase as amended and supplemented by the First Supplement and the Second Supplement and the revised Letter of Transmittal. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Neither the Purchaser nor Parent is aware of any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. To the extent the Purchaser or Parent becomes aware of any state law that would limit the class of offerees in the Offer, the Purchaser will amend the Offer and, depending on the timing of such amendment, if any, will extend the Offer to provide adequate dissemination of such information to such holders of shares prior to the expiration of the Offer. In any jurisdiction the securities, blue sky or other laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

  If you wish to have us tender or retender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares (and Rights) will be tendered unless otherwise specified on the instruction form contained in this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

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

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                  UP TO AN AGGREGATE OF 973,174 COMMON SHARES
          (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                      OF
                              CIRCON CORPORATION

  The undersigned acknowledge(s) receipt of your letter and the enclosed Second Supplement dated June 16, 1997 to the Offer to Purchase, dated August 2, 1996, as amended and supplemented by the First Supplement dated December 18, 1996 and the revised Letter of Transmittal (which, as amended from time to time, collectively constitute the "Offer"), in connection with the Offer by USS Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of United States Surgical Corporation, a Delaware corporation ("Parent"), to purchase up to an aggregate of 973,174 shares of common stock, par value $0.01 per share (the "Shares"), of Circon Corporation, a Delaware corporation (the "Company"), including the associated preferred share purchase rights (the "Rights") issued pursuant to the Preferred Shares Rights Agreement, dated as of August 14, 1996, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), at a price equal to $14.50 per Share and associated Right, net to the seller in cash, without interest thereon.

  This will instruct you to tender to the Purchaser the number of Shares and Rights indicated below (or, if no number is indicated below, all Shares and Rights) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered*
___________________________________ Shares
___________________________________ Rights
Account Number: __________________________
Dated: __________________________________,

                                   SIGN HERE
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                                 Signature(s)
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                         Please type or print name(s)
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                     Please type or print address(es) here
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      Area Code and Telephone Number
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        Taxpayer Identification or
        Social Security Number(s)
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* Unless otherwise indicated, it will be assumed that all Shares and Rights held by us for your account are to be tendered.

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